AROTECH
250 West 57th Street, Suite 310, New York, NY 10107               Corporate News
Tel: (212) 258-3222o Fax: (212) 258-3281
WWW.AROTECH.COM

FOR IMMEDIATE RELEASE

                   AROTECH CORPORATION ANNOUNCES $6.6 MILLION
                             DIRECT EQUITY PLACEMENT

   Company also receives $16.5 million from exercises of outstanding warrants

      NEW YORK, NY - JULY 15, 2004 - Arotech Corporation (NasdaqNM: ARTX) announced today that it has entered into a definitive agreement with several institutional investors for the purchase of an aggregate of 4,258,065 shares of its common stock at $1.55 per share off of Arotech's effective shelf registration statement. Gross proceeds to Arotech will be approximately $6.6 million. The proceeds of the offering will be used primarily for the acquisition, announced today in a separate press release, of Armour of America Incorporated.

      The Company also announced that it had previously received a total of $16.5 million upon exercise of a total of 8,814,235 of its outstanding warrants. As part of the consideration for their exercise, these warrant holders received an equal number of new warrants at an exercise price to be determined based on 90% of the variable weighted average of the price of the Company's common stock on the Nasdaq Stock Market over the next three days, but not more than $1.88. The new warrants that were issued and the shares underlying the warrants have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration under the Securities Act and applicable state securities or an applicable exemption from the registration requirements of such act. Arotech has agreed to file a registration statement covering the shares of common stock issuable upon exercise of the new warrants.

      If the acquisition of Armour of America is for any reason not consummated, the proceeds will be used for general corporate purposes, which may include acquisitions or investments in businesses, products or technologies that are complementary to the Company's own, funding research, development and product manufacturing, increasing the Company's working capital, reducing indebtedness, and capital expenditures.

      This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

ABOUT AROTECH CORPORATION

      Arotech Corporation provides quality defense and security products for the military, law enforcement and homeland security markets, including advanced zinc-air and lithium batteries and chargers, multimedia interactive simulators/trainers and lightweight vehicle armoring.

      The Battery and Power Systems Division includes Electric Fuel Battery Corporation and Epsilor Electronic Industries. The Simulation, Training and Consulting Division includes IES Interactive Training and FAAC Incorporated. The Armored Vehicle Division includes MDT Armor Corp and MDT Protective Industries Ltd.

      Arotech is incorporated in Delaware, with corporate offices in New York, and research, development and production subsidiaries in Alabama, Colorado, Michigan and Israel.

COMPANY CONTACT:
Jonathan Whartman, Senior VP, Communications
1-866-325-6963, whartman@arotech.com
NY Office 1-212-258-3222

Except for the historical information herein, the matters discussed in this news release include forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements, as they are subject to various risks and uncertainties that may cause actual results to vary significantly. These risks and uncertainties include, but are not limited to, risks relating to: product and technology development; the uncertainty of the market for Arotech's products; changing economic conditions; delay, cancellation or non-renewal, in whole or in part, of contracts or of purchase orders; and other risk factors detailed in Arotech's most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and other filings with the Securities and Exchange Commission. Arotech assumes no obligation to update the information in this release. Reference to the Company's website above does not constitute incorporation of any of the information thereon into this press release.

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